Exhibit 99.1

FOR IMMEDIATE RELEASE

BEACON ENERGY SCHEDULES
MAY 25 CONFERENCE CALL

CRANFORD, NJ, May 20, 2010 – Beacon Energy Holdings, Inc. (OTC Bulletin Board: BCOE - News), a producer of biodiesel from animal fats and secondary oils, will host a conference call on Tuesday, May 25, 2010 at 10:00 a.m. Eastern Time to discuss its results for the year ended December 31, 2009 and to provide an update on business developments. The Company has filed for an extension to release its First Quarter results for the period ending March 31, 2010.

The conference call can be accessed by dialing (866) 213-8494, Conference Identification Number 76963617. Callers should identify the Beacon Energy Holdings conference call.

An audio replay of the call will also be available at (800) 642-1687 or (706) 645-9291 for the first week after the call’s conclusion. Callers will be required to enter the Conference Identification Number to access the recording.

About Beacon Energy Holdings, Inc.

Beacon Energy Holdings, Inc. (OTCBB: BCOE - News) is engaged in the production and marketing of biodiesel.

Contact:
Beacon Energy Holdings, Inc.
Carlos E. Agüero, 908-497-9990

Source: Beacon Energy Holdings, Inc.

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